Exhibit 10.4

SURFACE LOT GROUND LEASE

THIS SURFACE LOT GROUND LEASE (this “Lease”) is dated as of the 20th day of August, 2004, by and between MAC, CORP., a New Jersey corporation (“Landlord”), and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company, d.b.a. “The Borgata or “Borgata” (“Tenant”) and shall become effective as provided in Section 5 below.

RECITALS

A. On May 29, 1996, Landlord and Grand K, Inc., a Nevada corporation (“Grand K”) entered into a Joint Venture Agreement (the “Original Agreement”), relating to a joint venture (the “Joint Venture”) formed for the purpose of designing, developing, constructing, owning and operating a resort casino and related facilities on property located in the “Huron North Redevelopment Area” in the Marina area of Atlantic City, New Jersey (the “City”) on a development now known as Renaissance Pointe (the “Renaissance Pointe Property”).

B. On July 14, 1998, Grand K assigned all of its right, title and interest in and to the Original Agreement to Boyd Atlantic City, Inc., a New Jersey corporation (“Boyd AC”), and on the same date, Landlord and Boyd AC entered into an Amended and Restated Joint Venture Agreement, as amended pursuant to that certain First Amendment to Amended and Restated Joint Venture Agreement, dated as of September 10, 1998 (as amended, the “Amended and Restated Agreement”), which Amended and Restated Agreement superseded the Original Agreement.

C. On August 31, 2000, Landlord and Boyd AC entered into a Second Amended and Restated Joint Venture Agreement (the “Second Amended and Restated Agreement”), which Second Amended and Restated Agreement superseded the Amended and Restated Agreement.

D. On November 21, 2000, Landlord and Boyd AC formed Marina District Development Holding Co., LLC, a New Jersey limited liability company (“Holding Co”) and also formed Tenant.

E. On December 13, 2000, the Joint Venture was merged into Tenant, and Tenant became a wholly-owned subsidiary of Holding Co. On the same date, Holding Co. amended and adopted the Second Amended and Restated Agreement as its operating agreement pursuant to a Contribution and Adoption Agreement, dated as of December 13, 2000 (the Second Amended and Restated Agreement, as so adopted and amended, and as hereafter modified and amended, shall be referred to herein as the “Operating Agreement”).

F. Tenant has developed a resort casino project known as The Borgata (the “Resort”) upon a portion of the Renaissance Pointe Property (the “Borgata Parcel”) that has been previously conveyed from Landlord to Tenant.

G. In connection with Tenant’s development of the Resort and upon the terms and conditions set forth in that certain ground lease agreement between the parties dated February 21, 2003 (the “Original Ground Lease”), Landlord leased to Tenant certain real property currently known as Block 576, Lot 1.07 on the Tax Map of the City of Atlantic City (the “Original Leased Premises”) for the purposes of the construction and operation by Tenant of a surface parking lot for the Resort (“Surface Parking Lot”) and related uses permitted thereunder

H. In connection with Tenant’s development of the Resort and upon the terms and conditions set forth in that certain lease and option agreement between the parties dated January 16, 2002 (the “Employee Parking Structure Lease”), Landlord leased to Tenant certain real property currently known as Block 576, Lot 1.05 on the Tax Map of the City of Atlantic City (the “Employee Parking Leased Premises”) for the purposes of the construction and operation by Tenant of an employee parking structure (the “Employee Parking Structure”) and related uses permitted thereunder.

I. In connection with Tenant’s development and expansion of the Resort (the “Expansion Projects”), Landlord has agreed to: (i) terminate the Original Ground Lease; (ii) enter into a separate lease agreement with Tenant for a portion of the Original Leased Premises, a portion of the Employee Parking Leased Premises, and other property owned by Landlord upon which Tenant intends to construct the North Expansion Project (the “North Expansion Ground Lease”); (iii) enter into a separate ground lease agreement with Tenant for a portion of the Original Leased Premises and other property owned by Landlord upon which Tenant intends to construct the Tower Expansion Project and an Additional Parking Structure (the “Tower Expansion & Additional Structured Parking Ground Lease”); and (iv) enter into this Lease with Tenant for the remainder of the Original Leased Premises upon which Tenant intends to continue the operation of the Surface Parking Lot and for any other use or uses permitted hereby (the “Leased Premises”). The Leased Premises are more particularly described on Exhibit “A” attached hereto.

NOW, THEREFORE, it is hereby agreed as follows:

1. Incorporation of Recitals. The Recitals are incorporated herein as if set forth at length.

2. Definitions. As used in this Agreement:

“Access Easements” means those non-exclusive easements granted by Landlord or its affiliates to Tenant in accordance with Section 38 of this Lease, granting to Tenant and the users of the Leased Premises the non-exclusive right of pedestrian and vehicular access over the Access

Easement Areas and that roadway system that is a part of the Master Plan Improvements (as such term is defined in the Operating Agreement).

“Access Easement Areas” means the areas generally depicted on Exhibit “A” attached hereto and incorporated herein by this reference.

“Adjustment Date” means July 2, 2006 and the date of each second anniversary thereafter during the Term of this Lease.

“Amended and Restated Agreement” has the meaning set forth in the Recitals to this Lease.

“Base Index” means the Index in publication on April 2, 2005.

“Borgata Parcel” has the meaning set forth in the Recitals to this Lease.

“Boyd AC” has the meaning set forth in the Recitals to this Lease.

“City” has the meaning set forth in the Recitals to this Lease.

“Comparison Index” means the Index in publication three (3) months before each Adjustment Date.

“Effective Date” shall mean the effective date of this Lease, deemed by both parties to be August 20, 2004.

“Employee Parking Leased Premises” has the meaning set forth in the Recitals to this Lease.

“Employee Parking Structure” has the meaning set forth in the Recitals to this Lease.

“Employee Parking Structure Lease” has the meaning set forth in the Recitals to this Lease.

“Environmental Laws” means any and all applicable state, federal or local statutes, regulations, rules, ordinances and directives relating to the protection of health or the environment.

“Expansion Projects” has the meaning set forth in the Recitals to this Lease.

“First Adjustment Date” means July 2, 2006.

“Grand K” has the meaning set forth in the Recitals to this Lease.

“Holding Co” has the meaning set forth in the Recitals to this Lease.

“Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, United States Average, Subgroup “All Items” 1982-84 = 100.

“Joint Venture” has the meaning set forth in the Recitals to this Lease.

“Landlord” has the meaning set forth in the first paragraph hereof.

“Landlord Indemnified Parties” means Landlord and its controlling shareholders, officers, directors, agents, affiliates and employees and their respective successors and assigns, and the respective shareholders, officers, directors, agents, affiliates and employees of each of them.

“Lease” has the meaning set forth in the first paragraph hereof.

“Leased Premises” has the meaning set forth in the Recitals to this Lease.

“MAC” has the meaning set forth in the Recitals to this Lease.

“Monthly Rent” means the monthly rent to be paid by Tenant to Landlord in accordance with the terms of Section 7 of this Lease.

“North Expansion Ground Lease” has the meaning set forth in the Recitals to this Lease.

“Operating Agreement” has the meaning set forth in the Recitals to this Lease.

“Original Agreement” has the meaning set forth in the Recitals to this Lease.

“Original Ground Lease” has the meaning set forth in the Recitals to this Lease.

“Original Leased Premises” has the meaning set forth in the Recitals to this Lease.

“Parking Fee” means any and all taxes, assessments, fees, fines and charges levied by any governmental authority in connection with the parking of vehicles at the Surface Parking Lot.

“Personal Property Taxes” means all taxes, assessments, fees, fines and charges levied against any and all personal property, merchandise and trade fixtures located in or about the Leased Premises, as well as any taxes, assessments, fees, fines and charges levied upon any interest of Tenant in this Lease or upon Tenant’s business operations.

“Plans and Specifications” means those certain plans and architectural, engineering, design and construction drawings and other construction documents for the Surface Parking Lot more particularly described on Exhibit “B” attached hereto and incorporated herein by this reference, together with any revisions or additions thereto as may be mutually agreed upon between Landlord and Tenant.

“Real Property Taxes” means all property taxes assessed against the Leased Premises, the Surface Parking Lot and any other buildings, fixtures or improvements now or hereafter constructed upon the Leased Premises, and all other governmental levies of every kind or nature whatsoever, general or special, extraordinary as well as ordinary, which shall be charged, levied, assessed or imposed by any lawful taxing authority against the Leased Premises and the improvements thereon. Without limiting the foregoing, Real Property Taxes shall include, without limitation, any and all general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services of purported benefit to the Leased Premises, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Leased Premises or any part thereof, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of New Jersey, or any political subdivision, public corporation, district or other political or public entity whether or not now customary or in the contemplation of the parties on the date of this Lease.

“Renaissance Pointe Property” has the meaning set forth in the Recitals to this Lease.

“Resort” has the meaning set forth in the Recitals to this Lease.

“Ring Road” means that certain roadway system developed by Landlord or is affiliates as part of the Master Plan Improvements (as such term is defined in the Operating Agreement).

“Second Amended and Restated Agreement” has the meaning set forth in the Recitals to this Lease.

“Surface Parking Lot” has the meaning set forth in the Recitals to this Lease.

“Term” means the period of time in which this Lease is in effect, commencing upon the Effective Date and continuing until 11:59 p.m. on the date that is one (1) day prior to the five (5) year anniversary of the Effective Date, subject to earlier termination as more particularly provided in this Lease.

“Tenant” has the meaning set forth in the first paragraph hereof.

“Tenant’s Development Expenses” has the meaning set forth in Section 40(b) of this Lease.

“Tenant Indemnified Parties” means Tenant and its controlling shareholders, officers, directors, agents, affiliates and employees and their respective successors and assigns, and the respective shareholders, officers, directors, agents, affiliates and employees of each of them.

“Tower Expansion & Additional Structured Parking Ground Lease” has the meaning set forth in the Recitals to this Lease.

3. Termination of Original Ground Lease. The Original Ground Lease is deemed terminated as of the Effective Date. The terms of this Lease supersede all terms of the Original Ground Lease.

4. Leased Premises. In consideration of the covenants herein contained on the part of Tenant and Landlord to be observed and performed, Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, the Leased Premises, for the purposes, and upon the terms and conditions set forth herein. The parties acknowledge that in the event of an early termination by Tenant of the Tower Expansion & Additional Structured Parking Ground Lease pursuant to the terms of Section 24 thereof, a part of the property subject to the Tower Expansion & Additional Structured Parking Ground Lease which is currently identified as a portion of Lot 1.07 will become part of the Leased Premises subject to the terms of this Lease, and the Monthly Rent will be increased on a per acre basis for the additional property added to the Leased Premises.

5. Term of Lease.

(a) Term. This Lease shall be effective as of the Effective Date and shall remain in full force and effect for the Term, as the same may be extended pursuant to Section 5(b) below, unless sooner terminated as provided in this Lease.

(b) Extensions of Term. After expiration of the Term, this Lease shall automatically renew itself on a month-to-month basis under the terms and conditions of this Lease which will continue in full force and effect, and the term as so extended shall thereafter be deemed to be the “Term” as used herein.

(c) Early Termination. Either party to this Lease may terminate this Lease during the Term, or any extensions thereof, by giving written notice to the other party of its intention to terminate this Lease, which notice shall be delivered to the other party no less than eighteen (18) months in advance of the proposed termination date.

6. Use. Tenant shall use the Leased Premises for the operation of the Surface Parking Lot and uses reasonably related thereto (which shall include use for temporary storage and as a helipad). Without limiting the foregoing, Tenant shall also be entitled to conduct, from time to time, special events upon the Leased Premises associated with Tenant’s operation of the Resort, which special events may last for one or more days. Notwithstanding the foregoing, Tenant’s use of the Leased Premises (including for any special events) shall not materially and unreasonably interfere with Landlord’s use of its adjoining Renaissance Pointe Property or any business conducted thereon.

7. Rent.

(a) Rent. Subject to adjustment as provided in Section 7(b), Tenant shall pay to Landlord, without offset, abatement, or demand, the following Monthly Rent in advance on the first day of each and every calendar month of the Term, beginning on the Effective Date:

Dates	Monthly Rent		Annual Rent per Acre
8/20/04 – 7/01/05	$.08 (payable 1X/year	)	N/A
7/02/05 – 7/01/06	$83,333.33		$99,870.17
7/02/06 – 8/19/09	$66,666.67		$79,896.14

(b) Monthly Rent Adjustments.

(i) The Monthly Rent as set forth in Section 7(a) shall be re-calculated and adjusted, if appropriate, on every Adjustment Date commencing on the First Adjustment Date and continuing on each Adjustment Date thereafter as more particularly provided in this Section 7(b), and as so adjusted from time to time shall be the “Monthly Rent” for all purposes under this Lease. On the First Adjustment Date, Landlord shall calculate the percentage increase or decrease (if any) in the Comparison Index over the Base Index, and on each subsequent Adjustment Date, Landlord shall calculate the percentage increase (if any) in the applicable Comparison Index over the Comparison Index in effect on the immediately preceding Adjustment Date. After making each such calculation, Landlord shall determine the Monthly Rent to be applicable during the ensuing two (2)-year period as follows: depending upon the actual increase or decrease in the Index during the preceding two (2)-year period, the Monthly Rent payable by Tenant in the ensuing two (2)-year period shall be adjusted upward or downward by a percentage equal to the amount of the percentage increase or decrease in the Index during the preceding two (2)-year period, as calculated by Landlord in the above-described manner. When the Monthly Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Monthly Rent and the manner in which the same was computed. In the event Tenant believes, in good faith, a discrepancy exists in the calculation of the adjustment to Monthly Rent, Landlord and Tenant agree to work in good faith to resolve such discrepancy.

(ii) If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord and Tenant will agree to substitute the Index with a substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substituted index shall then become the “Index” hereunder.

(c) Parking Fees. Tenant agrees that it shall be solely liable for all Parking Fees, and Tenant agrees to make all Parking Fee payments promptly and in no event before the same shall become a lien against the fee interest of the Leased Premises.

8. Interest. Tenant shall pay Landlord interest for any installment of Monthly Rent or any other payment due and payable hereunder if such payment is not made within ten (10) business days after such sum is due, at the lesser rate of: (i) fourteen percent (14%) per annum; or (ii) the maximum interest rate permitted by law. Neither the assessment nor the collection by Landlord of any interest provided for herein shall constitute a waiver by Landlord of any of the other rights or remedies which Landlord has under this Lease.

9. Maintenance of Leased Premises.

(a) Tenant Obligations. Except as otherwise provided in Sections 13(b) and 15 hereof, Tenant shall, at its sole cost and expense, maintain and keep the Leased Premises in a clean, safe and first class condition and repair and in material conformance with applicable laws, statutes, ordinances, rules, regulations and codes.

(b) Alterations by Tenant. Other than the expansion of the area of Surface Parking Lot upon the Leased Premises, which shall not require Landlord’s prior written consent, Tenant shall not make any material alterations, renovations, replacements, renewals, improvements or additions in or to the design of the exterior of the improvements upon the Leased Premises, including the design and location of all landscaping, lighting and signage for the improvements upon the Leased Premises, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed. Notwithstanding anything contained herein to the contrary, all alterations, renovations, improvements or additions to the Leased Premises shall be made by Tenant at Tenant’s sole cost and expense.

(c) Waste. Tenant shall not commit any act of waste upon the Leased Premises.

(d) “As Is” Condition. As of the Lease Effective Date, Tenant is in possession of the Leased Premises. Tenant has entered into this Lease without any representation or warranty on the part of Landlord as to the condition thereof, except for those matters addressed in Section 15 “Environmental Compliance” below, and Tenant agrees to take possession of the Leased Premises “AS IS” and “WHERE IS”.

10. Construction of the Surface Parking Lot; Ownership of Improvements to Leased Premises.

(a) Tenant’s Construction Obligations. Tenant shall diligently cause the Surface Parking Lot to be constructed in material conformity and compliance with the Plans and Specifications. Tenant shall prosecute construction of the Surface Parking Lot in such a manner as to reasonably minimize any inconvenience in or disruption to the construction or operation of any improvements on Landlord’s property that are situated adjacent to the Leased Premises. Tenant shall keep Landlord reasonably advised on a regular basis with respect to the design, permitting, scheduling, development and construction of the Surface Parking Lot.

(b) Effect of Landlord’s Approval. The approval by Landlord of the Plans and Specifications or any modifications thereto or of any act herein referred to, or any suggestions with respect thereto, shall not constitute an opinion or representation with respect to the sufficiency thereof or impose any present or future liability or responsibility upon Landlord.

(c) (c) Subsequent Construction; Compliance with Laws. Following completion of the Surface Parking Lot, subject to the terms and provisions of Section 6 hereof and further subject to Landlord’s right of approval as more particularly set forth in Section 9(b) hereof, Tenant may, at Tenant’s sole cost and expense, make further alterations, renovations, replacements, improvements, demolitions, or additions in, upon or to the Leased Premises, including without limitation, to the Surface Parking Lot. Without limiting the foregoing, any alterations, renovations, improvements or additions to, or maintenance of, the Leased Premises, shall be performed expeditiously and diligently to completion in a workmanlike and professional manner and in material conformance with all applicable laws, statutes, ordinances, rules, regulations and codes.

(d) Ownership of Improvements to Leased Premises. Throughout the Term of this Lease, the Surface Parking Lot and any other improvements constructed upon the Leased Premises, including any alterations, renovations, replacements or additions thereof, shall be the sole property of Tenant, and Landlord shall have no interest therein. Upon the expiration or sooner termination of this Lease, all of the improvements constructed upon the Leased Premises shall become the property of the Landlord.

11. Assignment or Sublease.

(a) Prohibition. Except as expressly permitted in this Section 11(a) or in Sections 36 or 44 hereof, Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber all or any of its interest in this Lease, or any interest therein, or sublet the Leased Premises, or any portion thereof, without obtaining Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed; provided, however, in the event of any sale or other transfer of the Resort, this Lease may be assigned, transferred or sublet by Tenant without Landlord’s consent to the new owner, assignee or transferee of the Resort upon Tenant’s providing Landlord with thirty (30) days’ prior written notice thereof. In the event of any such sale, assignment or transfer upon an express assumption of Tenant’s obligations under this Lease by the new owner of the Resort, Tenant shall be released from any liability under this Lease arising from and after the effective date of any such assignment and assumption.

(b) Assignment by Landlord. Landlord may sell, transfer, assign, mortgage, pledge, hypothecate, or otherwise dispose of the Leased Premises or this Lease, or any part thereof or interest therein, without the consent of Tenant upon Landlord’s providing Tenant with thirty (30) days’ prior written notice thereof. Upon any such sale, transfer, assignment or disposal of all of its interest in the Leased Premises or this Lease, Landlord shall be automatically relieved of all obligations hereunder on the condition that Landlord’s successor-in-interest shall expressly assume all such obligations of Landlord under this Lease. Provided Tenant is not then in material default under this Lease (beyond any applicable cure period), this Lease shall not be affected by any such sale, transfer, assignment or disposal of Landlord’s interest. Tenant agrees to attorn to Landlord’s purchaser or assignee, provided that such purchaser or assignee shall execute and deliver to Tenant an assumption of this Lease in form and substance reasonably satisfactory to Tenant.

12. Taxes.

(a) Personal Property Taxes. Tenant agrees that it shall be solely liable for all Personal Property Taxes.

(b) Real Property Taxes. Tenant agrees that it shall be solely liable for all Real Property Taxes accruing from and after the Effective Date, and Tenant agrees to pay all such Real Property Taxes promptly and in any event before the same shall become delinquent. Notwithstanding the foregoing, Landlord shall be solely responsible for the amount of any tax levied against Landlord on the rents received by Landlord from this Lease by any federal, state or local governmental agency. The parties acknowledge that the Leased Premises is not currently assessed as a separate tax parcel and agree that until such time as the Leased Premises is separately assessed, the Real Property Taxes attributable to the Leased Premises shall be apportioned by Landlord on a pro rata basis based upon the ratio of the land area of the Leased Premises to the land area of the entire tax assessor’s parcel of which the Leased Premises is a part (“Tenant’s Proportionate Share”). Without limiting the foregoing, until such time as the Leased Premises is separately assessed, Landlord shall promptly pay all Real Property Taxes assessed against the entire tax parcel of which the Leased Premises is a part, and Tenant shall reimburse Landlord the amount of Tenant’s Proportionate Share of the Real Property Taxes, as calculated by Landlord in accordance with the terms of this Section 12(b), within thirty (30) days after Landlord presents Tenant with an invoice and backup documentation as to the calculation of Tenant’s Proportionate Share.

(c) Contest. Subject to Landlord’s prior approval, which will not be unreasonably withheld or delayed, Tenant reserves the right to contest any Real Property Taxes assessed against the Leased Premises and Personal Property Taxes assessed against Tenant; provided, however, that if Tenant shall, in good faith, contest the validity of any such Real Property Taxes and/or Personal Property Taxes, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon. In connection with any such contest under the provisions of this subparagraph, Tenant agrees to use its best efforts to prevent the filing of any lien or claim against Landlord’s fee interest in the Leased Premises and to promptly release or bond around any such lien or claim caused or permitted by Tenant’s contest that may be filed against Landlord’s fee interest in the Leased Premises, and Tenant shall indemnify, hold harmless and defend Landlord for, from and against any such liens and encumbrances and for any actual costs and expenses incurred by Landlord in connection therewith or arising as a result thereof. Tenant acknowledges that there is an appeal of the Real Property Taxes applicable to the Leased Premises and other adjoining properties.

Notwithstanding the provisions of this section, Landlord shall have the right to continue such appeal concerning the Leased Premises for the years currently under appeal.

13. Indemnities.

(a) Tenant’s Indemnity. Tenant covenants and agrees to indemnify and hold the Landlord Indemnified Parties harmless for, from and against all damages, claims, threatened claims, demands, causes of action, judgments, costs, expenses (including reasonable attorneys’ fees and costs) and liabilities of any person or persons in, on or about the Leased Premises or for any condition existing in, on or about the Leased Premises, incurred or sustained by the Landlord Indemnified Parties arising out of, as a result of or in connection with (i) Tenant’s use and occupancy of the Leased Premises; (ii) any breach or default in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease; or (iii) any accident, injury or damage whatsoever caused to any person firm or entity occurring during the Term, in or on the Leased Premises, (y) except claims, threatened claims, demands, causes of actions, judgments, costs, expenses or liabilities caused by Landlord’s negligence or willful misconduct; and (z) except as otherwise provided in Section 15 hereof. This indemnification obligation shall survive the termination of or expiration of this Lease.

(b) Defense of Litigation. In any suit or action for damages relating to Tenant’s use and operation of the Leased Premises or otherwise relating to the Leased Premises or this Lease in which both Tenant and Landlord or any one or more of the Landlord Indemnified Parties are included or made defendants, Tenant agrees to assume all of the burden, cost and expense of the defense or settlement of such action or suit, including attorneys’ fees in the defense of such action, claim or suit, and will pay any final settlement amount or judgment that may be obtained against the Landlord Indemnified Parties when such settlement agreement or judgment is due and becomes final. Notwithstanding the foregoing, Landlord shall be entitled, at Landlord’s sole discretion and at Landlord’s sole cost and expense, to monitor the status of or participate in any such litigation, which monitoring or participation may include, but not be limited to, Landlord’s retention of separate defense counsel. In addition, Landlord shall have the right to approve, which approval shall not be unreasonably withheld, conditioned or delayed, any settlement hereunder to the extent that such settlement, after accounting for the effect of each party’s indemnification obligations, would result in the imposition of a direct and significant financial impact upon Landlord.

14. Insurance.

(a) Commercial General Liability; Automobile Insurance. Tenant shall, at its sole cost and expense and at all times while this Lease is in force, carry and maintain (i) a policy or policies of commercial general liability insurance insuring Tenant against liability for injury to or death to a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, with combined single limits of at least (A) One Hundred Million Dollars ($100,000,000.00) for property damage, plus (B)

One Hundred Million Dollars ($100,000,000.00) for bodily injury, including death; and (ii) Automobile Liability Insurance covering all vehicles owned or leased by Tenant, with combined single limits of at least Five Million Dollars ($5,000,000). The foregoing policy limits may be satisfied by a combination of Commercial General Liability and Umbrella Liability policies. The policy limits required of Landlord and Tenant under this Lease shall be reviewed by Landlord and Tenant from time to time and adjusted, as may reasonably be necessary, to reflect current industry standards and practices with respect to types and amounts of coverages. Any changes to the insurance requirements as currently set forth in this Section 14(a) and/or Section 14(g) below shall be reflected in an Addendum to this Lease, and the parties shall cooperate, in good faith, to prepare and execute any such Addendum.

(b) Tenant’s Property; Damage to or Destruction of Improvements. At all times during the Term, Tenant, at its sole cost and expense, shall maintain fire and extended coverage, vandalism, malicious mischief, and special extended perils (all risk) insurance in an amount not less than the full cost of replacement of all of Tenant’s personal property, furnishings, fixtures and equipment located on the Leased Premises. The proceeds from any such policy shall be for the sole benefit of Tenant. In the case of damage to or destruction of any improvements upon the Leased Premises, in whole or in part, by fire or any other casualty whatsoever caused, Tenant shall, at its election, either: (i) restore, replace or rebuild any such improvements, or any portion thereof to the condition existing prior to such damage or destruction or to such other state or condition as may be approved by Landlord (if so required) in accordance with the terms of Section 9(b) hereof, but in any event in conformance with all applicable state, federal or local laws, statutes, codes, ordinances, rules, regulations and directives, or (ii) demolish and remove the remaining portion of such damaged improvements. Except to the extent of Landlord’s obligations under Section 15 hereof, Tenant assumes all risk for damage to or destruction of any improvements upon the Leased Premises.

(c) General Insurance Requirements. Upon the execution hereof, Tenant shall furnish Landlord with a certificate or certificates of insurance evidencing the foregoing coverages, together with evidence of payment of all premiums therefor. In addition, all such insurance policies required by this Lease shall:

(i) name Landlord and MGM MIRAGE (and any of its affiliates or subsidiaries as may reasonably be requested by Landlord from time to time) as additional insureds and provide that such policy may not be canceled or materially changed or amended, whether or not requested by Tenant, except upon the insurer giving at least thirty (30) days’ prior written notice thereof to Landlord and Tenant; and

(ii) be written as primary policies, not contributing with and not excess of any coverage that Tenant or Landlord may carry.

(d) Failure to Maintain Insurance. Notwithstanding any other remedy available to Landlord at law or in equity, if Tenant fails to obtain or maintain the insurance required herein or fails at any time to provide a valid certificate of insurance, Landlord shall be entitled upon thirty (30) days’ written notice to Tenant, with an opportunity to cure, to purchase such insurance at the sole cost and expense of Tenant. Failure of Tenant to obtain or maintain the required insurance coverage shall not relieve Tenant from any of its liabilities or obligations under this Lease, nor shall the insurance requirements set forth in this Section 14 be construed to conflict with or otherwise limit Tenant’s obligations under this Lease, including without limitation, any and all indemnity obligations of Tenant under this Lease.

(e) Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, but only to the extent of insurance proceeds actually received. Each party hereto shall, upon obtaining the policies of insurance required hereunder, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

(f) OCIP. Landlord acknowledges that Tenant, in connection with Tenant’s construction of the Resort, has established an Owner Controlled Insurance Program (“OCIP”). Landlord agrees that Tenant may satisfy all or any portion of Tenant’s insurance obligations by virtue of Tenant’s utilization of the OCIP while the same shall be in force and effect; provided that the OCIP shall, at a minimum, satisfy the required coverages.

15. Environmental Compliance. Landlord and Tenant acknowledge that the Leased Premises is a part of the Parcel (as such term is defined in the Operating Agreement). As such, (i) Landlord agrees that with respect to compliance of the Leased Premises with any and all Environmental Laws, including without limitation, conducting any required environmental assessment and remediation of the Leased Premises, Landlord shall have all of the same duties and obligations as required of MRI or its Affiliates (as such terms are defined in the Operating Agreement) with respect to the Parcel (i.e., to the extent that such assessment and remediation relates to the Surface Parking Lot as it exists at the time of its initial opening) pursuant to the terms of Section 4.4 of the Operating Agreement; and (ii) Tenant hereby agrees that (x) Tenant shall have all of the same duties and obligations as required of Boyd Sub (as such term is defined in the Operating Agreement) pursuant to Section 4.4(c) of the Operating Agreement; and (y) with respect to any other matters relating to compliance of the Leased Premises with Environmental Laws, Tenant shall have all of the same duties and obligations as required of the Company (as such term is defined in the Operating Agreement) pursuant to the terms of Section 4.4 of the Operating Agreement. Nothing contained herein shall be deemed to modify or amend the obligations of either Landlord or Tenant or their respective affiliates pursuant to the Operating Agreement with respect to compliance with Environmental Laws. The obligations contained in this Section 15 shall survive the expiration or earlier termination of this Lease.

16. Rights of Access.

(a) Landlord Access. Landlord and its officers, directors, agents, employees and contractors shall have the right to enter upon the Leased Premises at any time upon reasonable notice for the purpose of inspecting the same, provided that such access shall not materially and unreasonably interfere with Tenant’s use of the Leased Premises.

(b) Tenant Access. Landlord shall provide Tenant at all times with convenient and unimpeded vehicular and pedestrian access to the Leased Premises from the Access Easement Areas and the Ring Road, except temporarily during times of emergency or required repair or as may otherwise be ordered by any governmental authority.

17. Surrender. At the expiration or earlier termination of the Term, Tenant will peaceably yield to Landlord the Leased Premises and any and all alterations, renovations, improvements and additions made thereon, including without limitation, the Surface Parking Lot, if it is still existing. Tenant shall at Tenant’s sole cost and expense, remove all personal property, equipment and trade fixtures, and Tenant shall perform all restoration made necessary by the removal of any such items (reasonable wear and tear excepted). In the event Landlord so elects, Tenant shall be obligated, at Tenant’s sole cost and expense, to remove the Surface Parking Lot (if it still exists) and/or any other improvements constructed upon the Leased Premises and to restore the Leased Premises to substantially similar condition as it existed prior to construction of the Surface Parking Lot, at the expiration of the term of this Lease or the earlier termination thereof.

18. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, so long as there shall not be any material default by Tenant which shall remain uncured beyond any applicable cure period hereunder, Tenant shall and may peaceably and quietly have, hold, and enjoy the Leased Premises during the Term.

19. Utilities. Tenant shall bear sole responsibility for all utility charges, deposits and other costs and expenses incurred by Tenant in connection with the maintenance of any and all utility services utilized by Tenant upon the Leased Premises.

20. Condemnation. If the whole or any part of the Leased Premises shall be taken by any public authority under the power of eminent domain or deeded to such public authority in lieu of condemnation, then the Term shall cease as to the part so taken from the day the possession of that part shall be taken or deeded for any public purpose, and from that day Tenant shall have the right either to cancel this Lease, in the event the taking adversely impacts upon Tenant’s use or enjoyment of the Leased Premises, or to continue in the possession of the remainder of the Leased Premises under the terms hereof, provided that all damages awarded for Landlord’s fee interest in the Leased Premises as a result of such taking shall belong to and be the sole property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to pursue its own award for any value attributable to the taking of all or any portion of any improvements constructed upon the Leased Premises, including the Surface Parking Lot, as well as the value of Tenant’s leasehold estate, moving expenses and goodwill, and any damages awarded for such interests of Tenant so taken shall belong to and be the sole property of Tenant. In the event a portion of the Leased Premises becomes the subject of a taking and this Lease is not terminated as provided above, then in such event the Monthly Rent shall be proportionately reduced by the percentage of the land area of the Leased Premises so taken.

21. Events of Default. The following events shall be deemed to be events of default under this Lease:

(a) Landlord shall not have received a full installment of Monthly Rent on or before the date that is ten (10) days after Tenant receives written notice of such failure.

(b) Tenant shall fail or neglect to perform any other covenants herein contained to be performed by Tenant for thirty (30) days after Tenant has received written notice of such failure, unless Tenant has commenced to cure such default within such thirty (30) day period and thereafter diligently pursues the same to completion.

(c) Tenant shall file, or have filed against it and not vacated within ninety (90) days thereafter, a petition under any section or chapter of the United States Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or shall be adjudged bankrupt or insolvent under any bankruptcy law, shall make a general assignment for the benefit of its creditors or shall admit in writing its inability generally to pay its debts as they become due.

(d) Landlord shall fail or neglect to perform any covenants herein contained to be performed by Landlord for thirty (30) days after Landlord has received written notice from Tenant of such failure, unless Landlord has commenced to cure such default within such thirty (30) day period and thereafter diligently pursues the same to completion.

22. Remedies. Upon an event of default described in Section 21 hereof, the non-defaulting party shall have all rights and remedies available at law or in equity including, without limitation, the right to declare this Lease terminated. Without limiting the foregoing, in the event of a default by Tenant, Landlord may elect to re-enter the Leased Premises and take possession thereof and to terminate all of the rights of Tenant in and to the Leased Premises without relieving Tenant of any liability hereunder which accrued prior to such termination. The non-defaulting party shall have the right, but not the obligation, to cure any default on the part of a defaulting party which is not timely cured as provided herein, and the defaulting party shall promptly reimburse the non-defaulting party for all costs and expenses reasonably incurred by the non-defaulting party in connection therewith, including without limitation, all reasonable attorneys’ fees and court costs.

23. Subordination. Landlord shall be entitled to mortgage its fee interest in the Leased Premises upon the condition that any such fee mortgage lienholder agrees to execute such non-disturbance and/or attornment agreements in a form and substance reasonably acceptable to Landlord, Tenant and Tenant’s lender (if any).

24. Estoppel Certificate. Within ten (10) business days after notice from Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate confirming essential factual matters pertaining to this Lease, which estoppel certificate shall be in a form reasonably acceptable to Landlord and Tenant. Within ten (10) business days after notice from Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate confirming essential factual matters pertaining to this Lease, which estoppel certificate shall be in a form reasonably acceptable to Landlord and Tenant.

25. No Waiver. Any waiver of any breach of any one or more of the covenants, conditions, terms or agreements of this Lease shall not be construed to be a waiver of any subsequent or other breach of the same or of any other covenant, condition, term or agreement of this Lease, nor shall failure on the part of either party to require full and complete compliance by the other party with any of the covenants, conditions, terms or agreements of this Lease be construed as in any manner changing the terms hereof or estopping such party from enforcing the full provisions hereof.

26. Damages. Under no circumstances whatsoever shall either party ever be liable hereunder to the other party for anticipated profits, indirect damages, punitive damages, consequential or other damages or liability of any nature whatsoever whether based on contract, tort, or any other theories of liability other than actual damages. It is further agreed by the parties that the shareholders, officers, employees, agents, representatives and directors of both parties, as such, shall never be personally liable for any judgment against a party.

27. Notices; Rental Payment Address. Unless otherwise provided herein, all notices or other communications required or permitted by this Lease shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is given or if sent by confirmed facsimile transmission, or on the date of actual delivery if sent by overnight commercial courier or by first class mail, registered or certified, with postage prepaid and properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the other:

If to Landlord:	MAC, CORP. c/o MGM MIRAGE 3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: General Counsel Facsimile: (702) 693-7628

If to Tenant:	MARINA DISTRICT DEVELOPMENT COMPANY, LLC c/o BOYD ATLANTIC CITY, INC. One Borgata Way Atlantic City, New Jersey 08401 Attention: Robert L. Boughner Facsimile: (609) 677-1440

With a copy to:	BOYD GAMING CORPORATION 2950 Industrial Road Las Vegas, Nevada 89109-1150 Attention: General Counsel Facsimile: (702) 792-7335

All sums due hereunder shall be paid to Landlord at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Vice President - Accounting, unless Landlord notifies Tenant otherwise in writing.

28. Entire Agreement. Except as otherwise specifically set forth herein, this Lease sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and all preliminary negotiations are merged into and incorporated in this Lease. This Lease may not be amended or modified except by a written instrument signed by Landlord and Tenant. It is mutually understood and agreed that the covenants and agreements contained herein shall be binding upon the parties hereto, and upon their respective successors and assigns.

29. Governing Law. This Lease shall be governed and construed under and in accordance with the laws of the State of New Jersey.

30. Authority. Tenant and Landlord represent and warrant to each other that each is fully authorized to enter into this Lease without the joining of any other person or entity, and the person executing this Lease on behalf of such party has full authority to do so and any and all corporate, partnership, or limited liability company action required has been taken.

31. Successors. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, except as otherwise expressly provided.

32. Recording. Promptly after the Effective Date, Landlord shall record in the office of the County Clerk of the County, a memorandum of this Lease and Access Easements in a form approved by Landlord and Tenant in their reasonable discretion. Upon the termination or earlier expiration of the Term of this Lease, Landlord and Tenant agree to execute any and all instruments necessary to effectuate a termination of the Memorandum of Lease and Access Easements.

33. No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, to create a relationship of principal and agent, or a partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant with respect to this Lease. Whenever herein the singular is used, the same shall include the plural. Captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

34. Interpretation. The enforceability, invalidity, or illegality of any provision shall not render the other provisions of this Lease unenforceable, invalid, or illegal. All provisions, whether conditions or covenants on the part of either party, shall be deemed to be both conditions and covenants. This Lease is the product of joint negotiation of the parties and their counsel and is not to be construed for or against either party by virtue of the fact that such party or its counsel prepared this Lease.

35. Time of the Essence. Time is of the essence for each and every obligation contained in this Lease.

36. Leasehold Mortgage; Lender’s Right to Cure. Landlord hereby consents to an encumbrance by Tenant of its leasehold interest and estate in the Leased Premises and Tenant’s interest in the improvements to be constructed upon the Leased Premises. If Tenant shall elect to encumber its leasehold interest and estate in the Leased Premises, and if Tenant or the holder of the indebtedness secured by a leasehold mortgage shall give written notice to Landlord of the existence of such leasehold mortgage and the address of the holder, then Landlord will mail or deliver to the holder, at such address, a duplicate copy of all notices in writing which Landlord may, from time to time, give to or serve on Tenant under and pursuant to the terms and provisions of this Lease. The copies shall be mailed or delivered to the holder at, or as near as possible to, the same time the notices are given to or served on Tenant. The holder may, at its option, at any time before the rights of Tenant shall be terminated as provided in this Lease, pay any of the Monthly Rent or other sums due under this Lease, or pay any taxes and assessments, or do any other act or thing required of Tenant by the terms of this Lease, or do any act or thing that may be necessary and proper to be done in the observance of the covenants and conditions of this Lease or to prevent the termination of this Lease. All payments so made and all things so done and performed by the holder shall be as effective to prevent a foreclosure of the rights of Tenant thereunder as the same would have been if done and performed by Tenant, and in such event, this Lease shall remain in full force and effect for Tenant. Additionally, Landlord agrees that it will promptly execute and deliver customary and commercially reasonable documents required by Tenant’s lender, in such form reasonably acceptable to Landlord, Tenant and Tenant’s lender, which documents may evidence, amongst other things, the consent of Landlord to the leasehold mortgage.

37. Covenant Against Liens Against Landlord’s Fee Interest. Tenant agrees to use its best efforts to prevent the filing of any lien or claim caused or permitted solely by Tenant against Landlord’s fee interest in the Leased Premises and to promptly release or bond around any such lien or claim caused or permitted solely by Tenant that may be filed against Landlord’s fee interest in the Leased Premises, and Tenant shall indemnify, hold harmless and defend Landlord for, from and against any such liens and encumbrances and for any actual costs and expenses incurred by Landlord in connection therewith or arising as a result thereof. If Tenant shall, in good faith, contest the validity of any such claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Leased Premises. The obligations contained in this paragraph shall survive the termination or expiration of this Lease.

38. No Landlord Security Measures. Landlord shall have no duty, obligation or responsibility whatsoever to provide guard service or other security measures for the benefit of Tenant in connection with Tenant’s use and possession of the Leased Premises, and Tenant hereby releases Landlord from any and all responsibility for the security of Tenant and its agents, contractors, employees, and invitees on the Leased Premises from acts of third parties.

39. Access Easements. Landlord hereby grants to Tenant and its successors and assigns non-exclusive Access Easements encumbering the Access Easement Areas to allow pedestrian ingress to and egress from the Leased Premises and to allow vehicular ingress to and egress from the Ring Road, which Access Easements shall expire upon the expiration or termination of this Lease. Tenant shall be responsible to repair any damage to the Access Easement Area and any improvements located thereon, or any improvement located on Landlord’s property which may be adjacent to the Access Easement Area caused by the exercise of Tenant’s rights hereunder. At all times during the term of the Easements, Tenant shall maintain liability insurance naming Landlord as an additional insured in the minimum amount of $25,000,000.00. Tenant shall indemnify Landlord, and its affiliates, and the officers, employees and agents of any of them, from and against any and all loss, costs, damage, claim or expense (including without limitation, attorney’s fees and court costs) incurred or sustained by Landlord, or its affiliates, or the officers, employees and agents of any of them, arising out of, as a result of or in connection with Tenant’s use of the Access Easement Area as contemplated herein, provided, however, that Tenant shall not be responsible to defend or indemnify Landlord against any liability to third parties or government authorities arising out of any condition existing on the Access Easement Area prior to the date hereof.

40. Holding Over. In the event Tenant remains in possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month at a rental equal to the then current rental being paid by Tenant pursuant to this Lease and otherwise subject to all the conditions, provisions and obligations of this Lease. Notwithstanding the foregoing, in the event Tenant shall remain in possession of the Leased Premises for a period of sixty (60) days following the expiration or earlier termination of this Lease, Tenant’s month to month tenancy shall continue at a rental equal to the then current Monthly Rent plus an amount equal to an additional twenty-five percent (25%) of the Monthly Rent and otherwise subject to all the conditions, provisions and obligations of this Lease.

41. Non-Involvement of Certain Parties. Tenant agrees that in the event there is any default or alleged default by Landlord under this Lease, or Tenant has or may have any claim arising from this Lease, Tenant shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation. Tenant hereby further agrees that neither Kirk Kerkorian nor Tracinda Corporation shall have any liability whatsoever with respect to this Lease. Tenant hereby further agrees that it shall not permit any party claiming through it, to assert a claim or impose any liability against either Kirk Kerkorian or Tracinda Corporation, either collectively or individually, as to any matter or thing arising out of or relating to this Lease or any alleged breach or default by Landlord. In addition, Tenant agrees that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Lease or is liable for any alleged breach or default of this Lease by Landlord. Notwithstanding anything contained in this Section 41 to the contrary, the provisions of this Section 41 shall not apply to the extent that Kirk Kerkorian or Tracinda Corporation shall become the Landlord under this Lease.

42. Force Majeure. If any acts of God, an act of the public enemy, war, blockade, acts of military or civil authority or government regulation, riots, disasters, strikes (excluding, specifically, however, any informational or recognitional picket line), or failure to timely receive any necessary governmental approvals renders a party’s performance objectively impossible or illegal, and if the foregoing is not caused by any act or omission of such party, then such party shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the excused party shall be obligated to promptly resume performance in accordance with the terms of this Lease after any such force majeure event ceases.

43. Cooperation. Landlord and Tenant shall at all times cooperate, in good faith, with each other and shall promptly furnish (and/or sign) all documents and other information reasonably necessary in order to (a) establish the Leased Premises as a separate tax parcel and as a parcel property subdivided and legally transferable under New Jersey statutes; and (b) obtain any such licenses, approvals, permits and entitlements as may be required to effect the purposes of and carry out the intent of this Lease. Without limiting the foregoing, to the extent any lender of Landlord or Tenant shall reasonably require any modifications or amendments to this Lease, then Landlord and Tenant agree to cooperate, in good faith, to prepare and execute any such modifications or amendments to this Lease in form and substance acceptable to Landlord and Tenant.

44. Approval by Casino Control Commission.

(a) Landlord shall comply, and shall ensure that all of its employees, principals and agents comply, with any and all applicable requirements of the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., (the “Act”), as well as the regulations promulgated thereunder, including, but not limited to, any licensing, qualification, vendor registration, women’s business enterprise, minority business enterprise or equal employment opportunity requirements imposed thereunder, all of which are included within the definition of “the Laws”. If the New Jersey Casino Control Commission (“Commission”) declines to approve this Lease, then Tenant shall be entitled to terminate this Lease and thereafter the parties will have no further rights or obligations, except for those obligations which expressly survive termination of this Lease.

(b) The parties acknowledge and agree that this Lease and any transfers or assignments under this Lease are subject to the applicable provisions of N.J.S.A. 5:12-82 et. seq.

Signature Page Follows

21

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

MAC, CORP., a New Jersey corporation

By:

Its:	Asst. Secretary

“Landlord”

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member

By:	Boyd Atlantic City, Inc.
Its:	Managing Member

By:

Its:	VP

“Tenant”

EXHIBIT “A”

LEGAL DESCRIPTIONS AND SITE PLAN OF LEASED PREMISES

AND ACCESS EASEMENT AREAS

1

PAULUS, SOKOLOWSKI AND SARTOR, LLC

67A Mountain Blvd. Extension

P.O. Box 4039

Warren, NJ 07059

Tel 732 584-0408

Fax 732 764-6565

fwecht@psands.com

www.psands.com

Francis C. Wecht, Jr. P.L.S., P.P.

Vice President

PORTION OF LOT 1.07. BLOCK 576            4/21/05

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point, said point being the southwest corner of Block 576, Lot 1.07 at its intersection with the easterly sideline of Lot 1.08, Block 576 said point being distant following courses from the intersection of a common corner between Block 576, Lots 1.03 and 1.04 at its intersection with the northerly sideline of Huron Avenue and having New Jersey State Plane Coordinate of N 198,093.510, E 2,065,940.583, a) N27 °40’15”W, 595.11’, b) N62°21’22”E, 89.20’, c) N17 ° 21’13”E, 57.09, d) S72 °38’39”E, 12.00’, e) N17 ° 21’21”E, 209.33’ and running thence:

1)	Along a common line between revised Lot 1.07 and Lot 1.08, Block 576 following seven (7) courses North 72 degrees 38 minutes 39 seconds West a distance of 176.22 feet to a point, thence;

2)	North 27 degrees 38 minutes 39 seconds West a distance of 166.26 feet to a point, thence;

3)	South 62 degrees 21 minutes 21 seconds West a distance of 59.33 feet to a point, thence;

4)	South 27 degrees 38 minutes 39 seconds East a distance of 12.00 feet to a point, thence;

5)	South 62 degrees 21 minutes 21 seconds West a distance of 72.33 feet to a point, thence;

6)	North 27 degrees 38 minutes 39 seconds West a distance of 42.34 feet to a point, thence;

7)	South 62 degrees 21 minutes 37 seconds West a distance of 21.63 feet to a point in the common line between revised Lot 1.05 and revised Lot 1.07, Block 576, thence;

8)	Along aforesaid common line North 27 degrees 40 minutes 14 seconds West a distance of 131.01 feet to a point in the common line between revised Lot 1.07 and revised Lot 1.04, Block 576, thence;

9)	Along said common line following nine (9) courses North 62 degrees 19 minutes 46 seconds East a distance of 39.43 feet to a point, thence;

10)	North 19 degrees 05 minutes 38 seconds East a distance of 300.46 feet to a point, thence;

11)	South 70 degrees 54 minutes 22 seconds East a distance of 886.00 feet to a point, thence;

12)	South 19 degrees 05 minutes 38 seconds West a distance of 242.00 feet to a point, thence;

13)	North 70 degrees 54 minutes 22 seconds West a distance of 54.00 feet to a point, thence;

14)	South 19 degrees 05 minutes 38 seconds West a distance of 140.17 feet to a point, thence;

15)	On a curve to the right having a radius of 96.00 feet, a length of 72.42 feet and whose chord bears South 40 degrees 42 minutes 19 seconds West a distance of 70.72 feet to a point, thence;

16)	South 62 degrees 19 minutes 00 seconds West a distance of 150.99 feet to a point, thence;

17)	South 61 degrees 11 minutes 28 seconds West a distance of 17.72 feet to a point on line, thence;

18)	Along line through revised Lot 1.07, Block 576 following two (2) courses North 17 degrees 21 minutes 21 seconds East a distance of 98.18 feet to a point thence;

19)	North 72 degrees 38 minutes 39 seconds West a distance of 194.98 feet to a point and place of BEGINNING.

Containing a calculated area of 399,237 square feet or 9.165 acres

BEING the same parcel as show on a map entitled in part Borgata Surface Parking Lot revised with North Expansion and North Tower, Portion of Block 576, Lot 1.07, City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated 10-19-04 last revised on 4-21-05 and labeled as sheet 5 of 6.

Francis C. Wecht, Jr. Professional Land Surveyor NJ License No. 27190

PAULUS, SOKOLOWSKI AND SARTOR, LLC

67A Mountain Blvd. Extension

P.O. Box 4039

Warren, NJ 07059

Tel 732 584-0408

Fax 732 764-6565

fwecht@psands.com

www.psands.com

Francis C. Wecht, Jr. P.L.S., P.P.

Vice President

ACCESS EASEMENT	4/21/2005
PORTION OF LOT 1.04 & 1.05, BLOCK 576(Revised)

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point, said point being the northwesterly corner of Lot 1.05, Block 576(Revised) as shown on map entitled: “Minor Subdivision, Renaissance Point, Block 576, Tax Lots 1.04, 1.05 & 1.07, City of Atlantic City, Atlantic County, New Jersey” prepared by Paulus, Sokolowski and Sartor LLC, dated October 16, 2004 and last revised on November 11, 2004 and running thence:

1.	Through a portion of Lot 1.04, Block 576 following four courses North 23degrees 13minutes 34seconds West a distance of 25.58 feet to a point, thence

2.	North 62degrees 19minutes 45seconds East a distance of 364.34 feet to a point of curvature, thence

3.	Along a curve to the right, having a radius of 34.00 feet, an arc length of 27.75, and whose chord bears North 85degrees 42minutes 42seconds East a chord distance of 26.99 feet to a point of tangency, thence

4.	South 70degrees 54minutes 22seconds East a distance of 47.56 feet to a point in the line of Lot 1.07 Block 576 as shown on aforesaid subdivision map, thence

5.	Along said lot line South 19degrees 05minutes 38seconds West a distance of 25.00 feet to a point, thence

6.	Through a portion of Lot 1.04, Block 576, North 70degrees 54minutes 22seconds West a distance of 16.31 feet to a point of curvature, thence

7.	Along a curve to the left, having a radius of 40.00 feet, an arc length of 32.65, and whose chord bears South 85degrees 42minutes 42seconds West a chord distance of 31.75 feet to a point of tangency, thence

8.	Still through a portion of Lot 1.04, Block 576 and beyond through a portion of Lot 1.05, Block 576, South 62degrees 19minutes 45seconds West a distance of 366.11 feet to the point on curve in the westerly line of Lot 1.05, Block 576, thence

9.	Along a curve to the left, having a radius of 400.00 feet, an arc length of 2.53, and whose chord bears North 23degrees 02minutes 40seconds West a chord distance of 2.53 feet to a point of intersection with a non-tangential line, thence

10.	Still along said westerly line North 23degrees 13minutes 43seconds West a distance of 10.00 feet to the point and place of BEGINNING;

Containing calculated area of 15,695 square feet or 0.360 acres more or less.

BEING the same parcel as show on a map entitled in part Borgata Surface Parking Lot revised with North Expansion and North Tower, Portion of Block 576, Lot 1.07, City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated 10-19-04 last revised on 4-21-05 and labeled as sheet 5 of 6.

Francis C. Wecht, Jr. Professional Land Surveyor NJ License No. 27190

PAULUS, SOKOLOWSKI AND SARTOR, LLC

67A Mountain Blvd. Extension

P.O. Box 4039

Warren, NJ 07059

Tel 732 584-0408

Fax 732 764-6565

fwecht@psands.com

www.psands.com

Francis C. Wecht, Jr. P.L.S., P.P.

Vice President

EGRESS EASEMENT FOR	4/21/05
PORTION OF LOT 1.07, BLOCK 576(revised)

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point in the easterly line of Lot 1.07, Block 576, distant S 19 ° 05’38”W, 20.97’ from easterly corner of said Lot 1.07 and running thence:

1.	Through a portion of Lot 1.04, Block 576 following courses South 71 degrees 32minutes 55seconds East a distance of 155.65 feet to the beginning of a non-tangential curve, thence

2.	Along a curve to the right, having a radius of 260.12 feet, an arc length of 153.11, and whose chord bears South 54degrees 10minutes 30seconds East a chord distance of 150.90 feet to the beginning of a non-tangential curve, thence

3.	Along a curve to the left, having a radius of 99.00 feet, an arc length of 35.75, and whose chord bears South 47degrees 39minutes 28seconds East a chord distance of 35.55 feet to a point of intersection with a non-tangential line, thence

4.	South 58degrees 00minutes 09seconds East a distance of 43.04 feet to the beginning of a non-tangential curve, thence

5.	Along a curve to the left, having a radius of 18.90 feet, an arc length of 29.81, and whose chord bears North 76degrees 56minutes 41 seconds East a chord distance of 26.82 feet to a point of intersection with a non-tangential line, thence

6.	South 31 degrees 37minutes 52seconds West a distance of 42.03 feet to the beginning of a non-tangential curve, thence

7.	Along a curve to the left, having a radius of 8.91 feet, an arc length of 14.17, and whose chord bears North 12degrees 39minutes 37seconds West a chord distance of 12.73 feet to a point of intersection with a non-tangential line, thence

8.	North 58degrees 00minutes 09seconds West a distance of 46.45 feet to the beginning of a non-tangential curve, thence

9.	Along a curve to the right, having a radius of 259.12 feet, an arc length of 207.42, and whose chord bears South 04degrees 02minutes 16seconds East a chord distance of 201.92 feet to a point in the westerly right of way line of Brigantine Boulevard -Route 87 (Variable R.O.W.), thence

10.	Along said right of way line North 71 degrees 35minutes 51 seconds West a distance of 23.15 feet to the beginning of a non-tangential curve, thence

11.	Along a curve to the left, having a radius of 242.53 feet, an arc length of 105.68, and whose chord bears North 05degrees 43minutes 00seconds East a chord distance of 104.85 feet to a point of intersection with a non-tangential line, thence

12.	North 14degrees 48minutes 27seconds West a distance of 27.09 feet to the beginning of a non-tangential curve, thence

13.	Along a curve to the left, having a radius of 238.10 feet, an arc length of 55.25, and whose chord bears North 20degrees 04minutes 53 seconds West a chord distance of 55.13 feet to the beginning of a non-tangential curve, thence

14.	Along a curve to the left, having a radius of 261.65 feet, an arc length of 177.10, and whose chord bears North 50degrees 12minutes 41 seconds West a chord distance of 173.74 feet to a point of intersection with a non-tangential line, thence

15.	North 71 degrees 32minutes 55seconds West a distance of 155.85 feet to a point, thence

16.	North 19degrees 05minutes 38seconds East a distance of 30.00 feet to the point and place of BEGINNING;

Containing a calculated area of 16,135 square feet or 0.370 acres

BEING the same parcel as show on a map entitled in part Borgata Surface Parking Lot revised with North Expansion and North Tower, Portion of Block 576, Lot 1.07, City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated 10-19-04 last revised on 4-21-05 and labeled as sheet 5 of 6.

Francis C. Wecht, Jr. Professional Land Surveyor NJ License No. 27190

PAULUS, SOKOLOWSKI AND SARTOR, LLC

67A Mountain Blvd. Extension

P.O. Box 4039

Warren, NJ 07059

Tel 732 584-0408

Fax 732 764-6565

fwecht@psands.com

www.psands.com

Francis C. Wecht, Jr. P.L.S., P.P.

Vice President

INGRESS EASEMENT	4/21/2005
PORTION OF BLOCK 576, LOT 1.04

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point, said point being the southwest comer of said easement at its intersection with the northerly sideline of Huron Avenue, said point being located North 51 degrees 58 minutes 06 seconds East a distance of 73.11 feet from the terminus of course number eighteen of Block 576, Lot 1.04 description and running thence:

1)	Across Block 576, Lot 1.04 the following nine courses, North 15 degrees 33 minutes 49 seconds East a distance of 112.04 feet to a point, thence;

2)	On a curve to the left having a radius of 124.26 feet, a length of 63.01 feet and whose chord bears North 04 degrees 25 minutes 53 seconds East a distance of 62.33 feet to a point, thence;

3)	North 00 degrees 13 minutes 48 seconds East a distance of 106.35 feet to a point, thence;

4)	North 22 degrees 01 minutes 30 seconds West a distance of 68.87 feet to a point, thence;

5)	On a curve to the right having a radius of 191.00 feet, a length of 209.32 feet and whose chord bears North 12 degrees 37 minutes 51 seconds East a distance of 199.00 feet to a point, thence;

6)	North 40 degrees 36 minutes 20 seconds East a distance of 104.26 feet to a point, thence;

7)	On a curve to the left having a radius of 159.00 feet, a length of 130.91 feet and whose chord bears North 17 degrees 01 minutes 10 seconds East a distance of 127.24 feet to a point of compound curve, thence;

8)	On a curve to the left having a radius of 69.00 feet, a length of 77.48 feet and whose chord bears North 38 degrees 44 minutes 10 seconds West a distance of 73.48 feet to a point of compound curve, thence;

9)	North 70 degrees 54 minutes 22 seconds West a distance of 37.78 feet to a point, thence;

10)	Along a common line between Block 576, Lots 1.07 and 1.04, North 19 degrees 05 minutes 38 seconds East a distance of 26.00 feet to a point, thence;

11)	Across Block 576, Lot 1.04 the following nine courses, South 70 degrees 54 minutes 22 seconds East a distance of 43.15 feet to a point, thence;

12)	On a curve to the right having a radius of 91.00 feet, a length of 96.20 feet and whose chord bears South 40 degrees 37 minutes 13 seconds East a distance of 91.78 feet to a point of compound curve, thence;

13)	On a curve to the right having a radius of 181.00 feet, a length of 161.31 feet and whose chord bears South 15 degrees 11 minutes 45 seconds West a distance of 156.02 feet to a point of reverse curve, thence;

14)	On a curve to the left having a radius of 7.00 feet, a length of 13.88 feet and whose chord bears South 16 degrees 03 minutes 51 seconds East a distance of 11.71 feet to a point, thence;

15)	South 08 degrees 25 minutes 53 seconds West a distance of 30.64 feet to a point, thence;

16)	On a curve to the left having a radius of 159.00 feet, a length of 258.71 feet and whose chord bears South 26 degrees 11 minutes 05 seconds West a distance of 231.10 feet to a point, thence;

17)	South 20 degrees 25 minutes 40 seconds East a distance of 90.51 feet to a point, thence;

18)	On a curve to the right having a radius of 207.76 feet, a length of 132.61 feet and whose chord bears South 02 degrees 25 minutes 56 seconds East a distance of 130.38 feet to a point, thence;

19)	South 15 degrees 33 minutes 49 seconds West a distance of 88.21 feet to a point, thence;

20)	Along the northerly sideline of Huron Avenue on a curve to the right having a radius of 1990.00 feet, a length of 71.64 feet and whose chord bears South 49 degrees 53 minutes 04 seconds West a distance of 71.63 feet to the point and place of BEGINNING.

Containing a calculated area of 31,918 square feet or 0.733 acres

BEING the same parcel as show on a map entitled in part Borgata Surface Parking Lot revised with North Expansion and North Tower, Portion of Block 576, Lot 1.07, City of Atlantic City, Atlantic County, New Jersey" as prepared by Paulus, Sokolowski and Sartor, LLC, dated 10-19-04 last revised on 4-21-05 and labeled as sheet 5 of 6.

Francis C. Wecht, Jr Professional Land Surveyor NJ License No. 27190

Ex. A
1 of 2
PARKING STRUCTURE 3
LOT
BLOCK 576,
LOT 1.04
(REVISED)
CONSTRUCTION EASEMENT
BLOCK 576, LOT 1.05
(REVISED)
PORTION OF
BLOCK 576, TAX LOT 1.07 (REVISED)
BORGATA
SURFACE PARKING LOT
BORGATA
NORTH EXPANSION
(UNDER CONSTRUCTION)
BLOCK 576,
LOT 1.08
BORGATA
HOTEL, CASINO & SPA
BLOCK 576,
LOT 1.03
NORTH TOWER
LOT
BRIGANTINE BOULEVARD (ROUTE 87

FRANCIS C. WECHT, JR.
N.J. LIC. NO.27190

PROFESSIONAL LAND SURVEYOR

PAULUS
SOKOLOWSKI
and SARTOR, LLC
CONSULTING ENGINEERS

REVISIONS		
1	4/4/05	UPDATE
2	4/21/05	UPDATE

JOB NO.	2265-027-007
SHEET NO.	5 OF 6
DATE	10/19/04
SCALE	1"=150'
DRAWN	MC
CHKD.	FCW

PORTION OF
BLOCK 576, LOT 1.07

CITY OF ATLANTIC CITY
ATLANTIC COUNTY, NEW JERSEY

Ex. A
2 of 2

PARKING STRUCTURE 3 LOT
BLOCK 576, LOT 1.04 (REVISED)
BLOCK 576, LOT 1.05 (REVISED)
PORTION OF BLOCK 576, TAX LOT 1.07 (REVISED)
BORGATA SURFACE PARKING LOT
BORGATA NORTH EXPANSION (UNDER CONSTRUCTION)
BLOCK 576, LOT 1.08
BORGATA HOTEL, CASINO & SPA
BLOCK 576, LOT 1.03
NORTH TOWER LOT
CONSTRUCTION EASEMENT
BRIGANTINE BOULEVARD (ROUTE 87)
BLOCK 576, LOT 1.06

FRANCIS C. WECHT, JR.
N.J. LIC. NO. 27190

PROFESSIONAL LAND SURVEYOR

PAULUS SOKOLOWSKI and SARTOR, LLC
CONSULTING ENGINEERS

REVISIONS		
1.	4/4/05	UPDATE
2.	4/21/05	UPDATE

JOB NO.	2265-027-007
SHEET NO.	5 OF 6
DATE	10/19/04
SCALE	1"=150'
DRAWN	MC

PORTION OF BLOCK 576, LOT 1.07

CITY OF ATLANTIC CITY
ATLANTIC COUNTY, NEW JERSEY

EXHIBIT “B”

PLANS AND SPECIFICATIONS

2

April 21, 2005

Borgata Surface Parking Lot Drawings

Prepared by: Paulus, Sokolowski & Sartor, LLC

1.	Cover Sheet, C-1

2.	General Notes and Legend, C-2

3.	200’ Radius Plan, C-3

4.	Site, Dimension Signage & Striping Plan – Phase 1, C-4

5.	Site, Dimension Signage & Striping Plan – Phase 2, C-4A

6.	Grading & Utility Plan – Phase 1, C-5

7.	Grading & Utility Plan – Phase 2, C-5A

8.	Site Lighting Plan – Phase 1, C-6

9.	Site Lighting Plan – Phase 2, C-6A

10.	Soil Erosion & Sediment Control Plan, C-7

11.	Site Construction Details, C-8

12.	Site Construction Details, C-9

13.	Landscape Plan Phase 1, L-1

14.	Landscape Plan Phase 2, L-1.1

15.	Irrigation Key Plan Phase 1 & 2, L-1.2

16.	Landscape Details, L-2

17.	Minor Subdivision

April 10, 2009

Via Overnight Delivery

John M. McManus, Esq.

Senior Vice President, Assistant General Counsel

MGM MIRAGE

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Re:	Surface Lot Ground Lease (the “Lease”) dated August 20, 2004 by and between MAC. CORP. (“MAC”) and Marina District Development Company, LLC (“MDDC”

Dear John:

The attached letter dated October 11, 2007 provided notification to MDDC that MAC had elected to terminate the Lease effective April 11, 2009 pursuant to Section 5(c) of the Lease. The purpose of this letter is to extend such termination date from April 11, 2009 until September 30, 2009. This letter additionally serves to amend the Lease by extending the Term of the Lease from August 19, 2009 until September 30, 2009. MDDC waives any requirement in the Lease that MAC provide eighteen (18) months notice of such September 30, 2009 termination date. All other terms of the Lease are hereby ratified and confirmed.

Please have an authorized representative of MAC signify agreement to this extension and the terms of this letter by signing the enclosed duplicate letter and returning it to my attention.

Thank you.

Very truly yours,

Robert L. Boughner President & Chief Operating Officer

Acknowledged and accepted this 20th day of April 2009

MAC, CORP.

By:
Name:	John M McManus
Title:	Assistant Secretary

JAC: mee Attachments
cc:	(w/ attachment) Tom Ballance Auggie Cipollini Joseph A. Corbo, Jr. Brian Larson, Esq. Joe Lupo Ken Rosevear Terri Sandland Hugh Turner

BRYAN L. WRIGHT

Senior Vice President

Assistant General Counsel

October 11, 2007

Via Facsimile and Federal Express

Marina District Development Company, LLC

c/o Boyd Atlantic City, Inc.

One Borgata Way

Atlantic City, NJ 08401

Attn: Larry Mullin

Re:	Surface Lot Ground Lease dated as of the 20th day of August. 2004, by and between MAC, CORP. and Marina District Development Company, LLC (the “Lease”)

Dear Larry:

You are hereby notified that MAC CORP. has elected to terminate the above-referenced Lease effective April 11, 2009, pursuant to Section 5(c) of the Lease. Please acknowledge your receipt of this letter and your agreement to vacate the Leased Premises on or before such date by signing the enclosed duplicate letter and returning it to my attention.

If you have any questions regarding the foregoing notice, please do not hesitate to contact me.

Sincerely,

Bryan L. Wright

BLW\kms

cc:	Brian A. Larson, Esq. (via Facsimile and U.S. Mail) Joe Corbo, Esq. (via Facsimile and U.S. Mail) Terry Lanni Gary Jacobs Ken Rosevear

3950 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA 89119

702.632.9877 fax 702.632.9878

bwright@mgmmirage.com    mgmmirage.com

Marina District Development Company, LLC

Attn: Larry Mullin

October 11, 2007

ACKNOWLEDGED and ACCEPTED this 18 day of October, 2007.

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:

Name:	Larry Mullin

Its:	PRESIDENT & CHIEF OPERATING OFFICER

September 21, 2009

John M. McManus, Esq.

Senior Vice President, Assistant General Counsel

MGM MIRAGE

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Re:	Surface Lot Ground Lease (the “Lease”) dated August 20, 2004 by and between MAC, CORP. (“MAC”) and Marina District Development Company, LLC (“MDDC”)

Dear John:

As you know, the Lease was extended through September 30, 2009 by letter agreement dated April 10, 2009 (copy attached).

The purpose of this letter is to extend such termination date from September 30, 2009 on a month-to-month basis until such time either party provides the other party with thirty (30) days notice to terminate or a subsequent extension to the Lease is entered into between the parties. MDDC waives any requirement in the Lease that MAC provide eighteen (18) months notice of such September 30, 2009 termination date. All other terms of the Lease are hereby ratified and confirmed.

Please have an authorized representative of MAC signify agreement to this extension and the terms of this letter by signing the enclosed duplicate letter and returning it to my attention.

Thank you

Very truly yours,

Joseph A. Corbo, Jr.
Vice President & General Counsel

Acknowledged and accepted this 21st day of September 2009

MAC, CORP.

By:

Name:	John McManus

Title:	Assistant Secretary

JAC: mee

Attachments

cc:	(w/ attachment)

Ken Rosevear

Brian Larson, Esq.

Bob Boughner

Tom Ballance

Auggie Cipollini

Joseph A. Corbo, Jr.

Joe Lupo

Terri Sandland

Hugh Turner

April 10, 2009

Via Overnight Delivery

John M. McManus, Esq.

Senior Vice President, Assistant General Counsel

MGM MIRAGE

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Re:	Surface Lot Ground Lease (the “Lease”) dated August 20, 2004 by and between

MAC. CORP. (“MAC”) and Marina District Development Company, LLC (“MDDC”

Dear John:

The attached letter dated October 11, 2007 provided notification to MDDC that MAC had elected to terminate the Lease effective April 11, 2009 pursuant to Section 5(c) of the Lease. The purpose of this letter is to extend such termination date from April 11, 2009 until September 30, 2009. This letter additionally serves to amend the Lease by extending the Term of the Lease from August 19, 2009 until September 30, 2009. MDDC waives any requirement in the Lease that MAC provide eighteen (18) months notice of such September 30, 2009 termination date. All other terms of the Lease are hereby ratified and confirmed.

Please have an authorized representative of MAC signify agreement to this extension and the terms of this letter by signing the enclosed duplicate letter and returning it to my attention.

Thank you.

Very truly yours,

Robert L. Boughner
President & Chief Operating Officer

Acknowledged and accepted this 20th day of April 2009

MAC, CORP.

By:

Name:	John M McManus

Title:	Assistant Secretary

JAC: mee

Attachments

cc:	(w/ attachment)

Tom Ballance

Auggie Cipollini

Joseph A. Corbo, Jr.

Brian Larson, Esq.

Joe Lupo

Ken Rosevear

Terri Sandland

Hugh Turner

BRYAN L. WRIGHT

Senior Vice President

Assistant General Counsel

October 11, 2007

Via Facsimile and Federal Express

Marina District Development Company, LLC

c/o Boyd Atlantic City, Inc.

One Borgata Way

Atlantic City, NJ 08401

Attn: Larry Mullin

Re:	Surface Lot Ground Lease dated as of the 20th day of August, 2004, by and between MAC, CORP. and Marina District Development Company,

LLC (the “Lease”)

Dear Larry:

You are hereby notified that MAC CORP. has elected to terminate the above-referenced Lease effective April 11, 2009, pursuant to Section 5(c) of the Lease. Please acknowledge your receipt of this letter and your agreement to vacate the Leased Premises on or before such date by signing the enclosed duplicate letter and returning it to my attention.

If you have any questions regarding the foregoing notice, please do not hesitate to contact me.

Sincerely,

Bryan L. Wright

BLW\kms

cc:	Brian A. Larson, Esq. (via Facsimile and U.S. Mail)

Joe Corbo, Esq. (via Facsimile and U.S. Mail)

Terry Lanni

Gary Jacobs

Ken Rosevear

3950 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA 89119

702.632.9877 fax 702.632.9878

bwright@mgmmirage.com mgmmirage.com

Marina District Development Company, LLC

Attn: Larry Mullin

October 11, 2007

ACKNOWLEDGED and ACCEPTED this 18 day of October, 2007.

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:
Name:	Larry Mullin
Its:	PRESIDENT & CHIEF OPERATING OFFICER

MODIFICATION OF SURFACE LOT GROUND LEASE (BLOCK 576, LOT 1.07)

THIS MODIFICATION OF SURFACE LOT GROUND LEASE (this “Modification”) is made as of the 23rd day of March, 2010, by and between MAC, CORP., a New Jersey corporation (“Landlord”), and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company, d/b/a The Borgata (“Tenant”) with respect to that certain Surface Lot Ground Lease agreement entered into on August 20, 2004 (the “Lease”).

RECITALS

A. On May 29, 1996, Landlord and Grand K, Inc., a Nevada corporation (“Grand K”) entered into a Joint Venture Agreement (the “Original Agreement”), relating to a joint venture (the “Joint Venture”) formed for the purpose of designing, developing, constructing, owning and operating a resort casino and related facilities on property located in the “Huron North Redevelopment Area” in the Marina area of Atlantic City, New Jersey (the “City”) on a development now known as Renaissance Pointe (the “Renaissance Pointe Property”).

B. On July 14, 1998, Grand K assigned all of its right, title and interest in and to the Original Agreement to Boyd Atlantic City, Inc., a New Jersey corporation (“Boyd AC”), and on the same date, Landlord and Boyd AC entered into an Amended and Restated Joint Venture Agreement, as amended pursuant to that certain First Amendment to Amended and Restated Joint Venture Agreement, dated as of September 10, 1998 (as amended, the “Amended and Restated Agreement”), which Amended and Restated Agreement superseded the Original Agreement.

C. On August 31, 2000, Landlord and Boyd AC entered into a Second Amended and Restated Joint Venture Agreement (the “Second Amended and Restated Agreement”), which Second Amended and Restated Agreement superseded the Amended and Restated Agreement.

D. On November 21, 2000, Landlord and Boyd AC formed Marina District Development Holding Co., LLC, a New Jersey limited liability company (“Holding Co”) and also formed Tenant.

E. On December 13, 2000, the Joint Venture was merged into Tenant, and Tenant became a wholly-owned subsidiary of Holding Co. On the same date, Holding Co amended and adopted the Second Amended and Restated Agreement as its operating agreement pursuant to a Contribution and Adoption Agreement, dated as of December 13, 2000 (the Second Amended and Restated Agreement, as so adopted and amended, and as hereafter modified and amended, shall be referred to herein as the “Operating Agreement”).

F. Tenant has developed a resort casino project known as The Borgata (the “Resort”) upon a portion of the Renaissance Pointe Property (the “Borgata Parcel”) that has been previously conveyed from Landlord to Tenant.

1

G. In connection with Tenant’s development of the Resort and upon the terms and conditions set forth in that certain ground lease agreement between the parties dated February 21, 2003 (the “Original Surface Lot Ground Lease”). Landlord leased to Tenant certain real property then known as Block 576, Lot 1.07 on the Tax Map of the City of Atlantic City (the “Original Surface Lot Leased Premises”) for the purposes of the construction and operation by Tenant of a surface parking lot for the Resort (“Surface Parking Lot”) and related uses permitted thereunder.

H. In connection with Tenant’s development of the Resort and upon the terms and conditions set forth in that certain lease and option agreement between the parties dated January 16, 2002 (the “Employee Parking Structure Lease”). Landlord leased to Tenant certain real property then known as Block 576, Lot 1.05 on the Tax Map of the City of Atlantic City (the “Employee Parking Leased Premises”) for the purposes of the construction and operation by Tenant of an employee parking structure (the “Employee Parking Structure”) and related uses permitted thereunder.

I. In connection with Tenant’s development and expansion of the Resort (the “Expansion Projects”). Landlord: (i) terminated the Original Surface Lot Ground Lease and entered into the Lease for the remainder of the Original Surface Lot Leased Premises upon which Tenant continues the operation of the Surface Parking Lot and for any other use or uses permitted thereby (the “Leased Premises”): (ii) modified the terms of the Employee Parking Structure Lease by modification dated as of August 20, 2004 for the purpose of releasing therefrom a parcel of land to be incorporated into the North Expansion Ground Leased Premises (as hereinafter defined); (iii) entered into a separate lease agreement with Tenant dated January 1, 2005 (the “North Expansion Ground Lease”) for property then known as Block 576, Lot 1.08 on the Tax Map of the City of Atlantic City, being a portion of the Original Surface Lot Leased Premises, a portion of the Employee Parking Leased Premises, and other property owned by Landlord (the “North Expansion Ground Leased Premises”), upon which Tenant has constructed the North Expansion Project; and (iv) entered into a separate ground lease agreement with Tenant dated January 1, 2005 (the “Tower Expansion & Additional Structured Parking Ground Lease”) for property then known as Block 576, Lots 1.10 and 1.11 (the “Tower Expansion & Additional Structured Parking Ground Leased Premises”), being a portion of the Original Surface Lot Leased Premises and other property owned by Landlord upon which Lot 1.11 Tenant has completed construction of the Tower Expansion Project and upon which Lot 1.10 Tenant has completed construction of an Additional Parking Structure.

J. In connection with Tenant’s continued development and expansion of the Resort, Landlord consented to the further subdivision of a portion of Block 576, Lot 1.04, a portion of Block 576, Lot 1.05, a portion of the Leased Premises, and a portion of Block 576, Lot 1.08 for the creation of new Block 576, Lot 1.12 (“Lot 1.12”).

K. Pursuant to the provisions of Paragraph 5(c) of the Lease, Landlord terminated the Lease effective April 11, 2009, pursuant to written notice to Tenant dated October 11, 2007 (the “Notice of Termination”).

L. The Notice of Termination was rescinded and the term of the Lease was extended through September 30, 2009 by letter dated April 10, 2009.

2

M. The Lease was converted to a month-to-month lease by letter dated September 21, 2009.

N. Landlord and Tenant desire to modify the terms of the Lease to (i) release that portion of the Leased Premises more particularly described by metes and bounds description attached hereto as Exhibit “B” (the “Release Parcel”) from the Lease in order for the description of the Leased Premises to be consistent with the current tax block and lot known as Block 576, Lot 1.07; (ii) modify the termination and other provisions of the Lease; (iii) modify the Monthly Rent; and (iv) grant unto Tenant the Ring Road Easement (as hereinafter defined).

O. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

NOW THEREFORE, the Lease is hereby modified as follows:

1. Modification of Leased Premises. The description of the Leased Premises is hereby deemed to be that property as more particularly described on the metes and bounds legal description and shown on the plan set forth on Exhibit “A” annexed hereto and made a part hereof. Exhibit “A” is hereby deemed to supercede and replace the description and plan of the Leased Premises attached to the Lease.

2. Release Parcel. The Release Parcel is hereby released from the Lease.

3. Term of Lease:

A. Section 5(b) is hereby deleted in its entirety and shall be replaced with the following:

“(b) Extensions of Term. As of September 21, 2009 (the “Effective Date”), this Lease shall be deemed to be a month-to-month lease and shall automatically renew itself on a month-to-month basis under the terms and conditions of this Lease which will continue in full force and effect, and the term as so extended shall hereafter be deemed to be the “Term” as used herein.”

B. Section 5(c) is hereby deleted in its entirety and shall be replaced with the following:

“(c) Early Termination.

(i) Either party to this Lease may terminate this Lease during the Term by giving written notice to the other party of its termination of this Lease, which termination notice shall cause this Lease to terminate as of the last day of the sixth (6th) full calendar month following the date of delivery of the notice to so terminate, but in no event later than the date of termination set forth in subsection (ii), below; or

3

(ii) This Lease shall terminate on the expiration date or earlier termination of the term of the trust agreement between MGM Mirage, the Division of Gaming Enforcement (the “Division”), and James R. Zazzali, an individual (the “Trust”). In the event the term of the Trust or this Lease is extended with the approval of the New Jersey Casino Control Commission then this Lease shall continue until the expiration of the extended term.”

4. Rent. Section 7(a) is hereby deleted in its entirety and shall be replaced with the following:

“(a) Rent. Subject to adjustment as provided in Section 7(b), Tenant shall pay to Landlord, without offset, abatement, or demand, the following Monthly Rent in advance on the first day of each and every calendar month of the Term, beginning on the Effective Date: $ 1.00.”

5. Ring Road Easement. Landlord hereby grants to Tenant, its successors and assigns, and users of the Leased Premises, the Ring Road Easement (as hereinafter defined) for the purpose of non-exclusive right of pedestrian and vehicular access over the Ring Road. The Ring Road Easement shall terminate upon the earlier to occur of: (i) the expiration of the Term of the Lease; or (ii) the earlier termination of the Lease. In the event Tenant or a third party purchases the Leased Premises, the Ring Road Easement shall become permanent and perpetual.

For the purposes hereof, the following definitions shall apply:

“Ring Road” means the roadway system developed by Landlord or its affiliates on the Renaissance Pointe Property as part of the Master Plan Improvements (as such term is defined in the Operating Agreement).

“Ring Road Easement” means a non-exclusive easement granted by virtue of this Lease by Landlord or its affiliates to Tenant, granting to Tenant or its affiliates, as well as the users of the Leased Premises the non-exclusive right of pedestrian and vehicular access over the Ring Road.

6. All other terms and conditions of the Lease not specifically modified hereby shall remain in full force and effect.

7. Promptly following execution of this Modification, Landlord shall record in the Office of the Clerk of Atlantic County, New Jersey, an amended Memorandum of Surface Lot Ground Lease and Access Easements (as such term is defined in the Lease), in a form approved by Landlord and Tenant in their reasonable discretion. Upon the termination or earlier expiration of the Term of the Lease, Landlord and Tenant agree to execute any and all instruments necessary to effectuate a termination of the said amended Memorandum of Surface Lot Lease and Access Easements.

4

8. Promptly following the execution of this Modification, Tenant shall cause any and all encumbrances by Tenant of its leasehold interest and estate in the Release Parcel to be properly amended to the reasonable satisfaction of Landlord to reflect the current status of the Release Parcel as no longer subject to the terms of the Lease and Landlord shall be provided with copies of any such amendments.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

5

IN WITNESS WHEREOF, the parties hereto have executed this Modification the day and year first above written.

MAC, CORP., a New Jersey corporation

By:
John M. McManus

Its:	Secretary
“Landlord”

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company
By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member
By:	Boyd Atlantic City, Inc.
Its:	Managing Member

By:
Auggie Cipollini

Its:	Vice President & Asst. Secretary
“Tenant”

6

EXHIBITS TO MODIFICATION OF

SURFACE LOT GROUND LEASE

(BLOCK 576, LOT 1.07)

Exhibit “A” – Replacement Legal Description & Plan of

Leased Premises (post-creation of Lot 1.12)

Exhibit “B” – Legal Description & Plan of Release Parcel

(being that portion released from Lot 1.07

in connection with creation of Lot 1.12)

EXHIBIT “A”

LEGAL DESCRIPTION AND PLAN DEPICTING LEASED PREMISES

67B Mountain Boulevard Extension

P.O. Box 4039

Warren, NJ 07059

Tel 732.560.9700

SURFACE LOT REPLACEMENT LEGAL DESCRIPTION

BLOCK 576 - LOT 1.07

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point in the easterly line of Block 576, Lot 1.12 and running thence:

Along the dividing line of Block 576, Lot 1.04 the following eight (8) courses:

1)	North 19 degrees 05 minutes 38 seconds East, a distance of 176.72 feet to a point, thence;

2)	South 70 degrees 54 minutes 22 seconds East, a distance of 886.00 feet to a point, thence;

3)	South 19 degrees 05 minutes 38 seconds West, a distance of 242.00 feet to a point, thence;

4)	North 70 degrees 54 minutes 22 seconds West, a distance of 54.00 feet to a point, thence;

5)	South 19 degrees 05 minutes 38 seconds West, a distance of 140.17 feet to a point of curvature, thence;

6)	Along a curve to the right having a radius of 96.00 feet, a length of 72.42 feet and whose chord bears South 40 degrees 42 minutes 19 seconds West, a distance of 70.72 feet to a point, thence;

7)	South 62 degrees 19 minutes 00 seconds West, a distance of 150.99 feet to a point, thence;

8)	South 61 degrees 11 minutes 28 seconds West, a distance of 17.72 feet to a point in the dividing line of Block 576, Lot 1.11, thence;

Along the dividing line of Block 576, Lot 1.11 the following two (2) courses:

9)	North 17 degrees 21 minutes 21 seconds East, a distance of 98.18 feet to a point, thence;

10)	North 72 degrees 38 minutes 38 seconds West, a distance of 371.20 feet to a point in the dividing line of Block 576, Lot 1.08, thence;

11)	Along the dividing line of Block 576, Lot 1.08, North 27 degrees 38 minutes 39 seconds West, a distance of 149.76 feet to a point, common comer to Block 576, Lot 1.12, thence;

Along the dividing line of Block 576, Lot 1.12 the following three (3) courses:

12)	North 62 degrees 19 minutes 00 seconds East, a distance of 15.48' feet to a point, thence;

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13)	North 27 degrees 40 minutes 14 seconds West, a distance of 291.57 feet to a point of curvature, thence;

14)	South 62 degrees 18 minutes 28 seconds West, a distance of 8.44 feet to the point and place of BEGINNING.

Containing a calculated area of 363,707 square feet or 8.349 acres

Francis C. Wecht, Jr Professional Land Surveyor NJ License No. 27190

EXHIBIT “B”

LEGAL DESCRIPTION AND PLAN DEPICTING RELEASE PARCEL

PAULUS, SOKOLOWSKI AND SARTOR, LLC
67A Mountain Boulevard Extension
P.O. Box 4039
Warren, NJ 07059
Tel: 732-660-9700
Fax 732 784-6565
Wecht@keyspanservices.com www.psands.com

Francis C. Wecht Jr. P.L.S., P.P Vice President

SURFACE LOT RELEASE PARCEL

PORTION OF BLOCK 576 - LOT 1.07

CITY OF ATLANTIC CITY, ATLANTIC COUNTY, NEW JERSEY

BEGINNING at a point, common corner to proposed Block 576. Lot 1.04 and Block 576, Lot 1.07 and running thence:

Along the dividing line of proposed Block 576. Lot 1.07 the following three (3) courses:

1)	North 62 degrees 18 minutes 28 seconds East, a distance of 8.44 feet to a point, thence;

2)	South 27 degrees 40 minutes 14 seconds East, a distance of 291.57 feet to a point, thence:

3)	South 62 degrees 19 minutes 00 seconds West, a distance of 15.48 feet to a point common corner to proposed Block 576, Lot 1.08. thence;

Along the dividing line of proposed Block 576, Lot 1.08 the following six (6) courses:

4)	North 27 degrees 38 minutes 39 seconds West, a distance of 16.50 feet to a point, thence;

5)	South 62 degrees 21 minutes 21 seconds West, a distance of 59.33 feet to a point, thence;

6)	South 27 degrees 38 minutes 39 seconds East, a distance of 12.00 feet to a point, thence:

7)	South 62 degrees 21 minutes 21 seconds West, a distance of 72.33 feet to a point, thence;

8)	North 27 degrees 38 minutes 39 seconds West, a distance of 42.34 feet to a point, thence;

9)	South 62 degrees 21 minutes 21 seconds West, a distance of 21.63 feet to a point, common comer to proposed Block 576, Lot 1.05, thence;

10)	North 27 degrees 40 minutes 14 seconds West, a distance of 131.01 feet to a point, thence;

11)	North 62 degrees 19 minutes 46 seconds East, a distance of 39.43 feet to a point, thence;

12)	North 19 degrees 05 minutes 38 seconds East, a distance of 165.92 feet to the point and place of BEGINNING.

Containing a calculated area of 35,530 square feet or 0.815 acres

Francis C. Wecht, Jr
Professional Land Surveyor
NJ License No. 27190